EXHIBIT 10.2

FORM OF

ASSIGNMENT OF SVOD RIGHTS

IN AV WORKS OWNED BY GAIAM BRAND

This Assignment Agreement (“Agreement”) is entered into as of             , 2015 (the “Effective Date”) by and between GAIAM, INC. and GAIAM AMERICAS, INC. (collectively, “Gaiam Brand”), on one side, and GAIA, INC. dba GAIAMTV (“GTV”), on the other side, on the following terms and conditions:

1.	Background. This Agreement formally memorializes the understanding of the parties with respect to the subject matter described below which the parties have been operating under since January 1, 2015.

2.	Defined Terms. All capitalized terms used in this Agreement and not specifically defined herein shall have the meaning set forth on Exhibit 1 annexed hereto.

3.	Assignment of SVOD Rights for Existing Owned AV Works. For good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Gaiam Brand hereby irrevocably grants, conveys, transfers and assigns to GTV, on a quitclaim basis, all of Gaiam Brand’s rights to exploit the SVOD Rights in and to the Existing Owned AV Works, except in any instance where Gaiam Brand’s rights in a particular Existing Owned AV Work do not include SVOD Rights. The rights granted to GTV pursuant to the foregoing conveyance will subsist throughout the universe and in perpetuity, except in any instance where Gaiam Brand’s rights in a particular Existing Owned AV Work are subject to a territorial limitation and/or an earlier expiration or termination date.

4.	GTV’s Option to Acquire SVOD Rights in New Owned AV Works.

a.	Gaiam Brand hereby grants to GTV the exclusive option (the “SVOD Option”) to acquire the SVOD Rights in any New Owned AV Work produced during the Transition Period, except in any instance where Gaiam Brand’s rights in a particular New Owned AV Work do not include SVOD Rights. If GTV acquires the SVOD Rights in any New Owned AV Work pursuant to this paragraph, then GTV’s SVOD Rights in such New Owned AV Work will subsist throughout the universe and in perpetuity, except in any instance where Gaiam Brand’s rights in a particular New Owned AV Work are subject to a territorial limitation and/or an earlier expiration or termination date.

b.	During the Transition Period, Gaiam Brand will notify GTV reasonably promptly in each instance when Gaiam Brand intends to produce a New Owned AV Work, including all relevant and available details regarding the New Owned AV Work (e.g., talent, subject matter, running time, anticipated release date, etc.) (such notice, a “New Production Notice”).

c.	GTV may exercise the SVOD Option for a particular New Owned AV Work by (i) notifying Gaiam Brand of GTV’s desire to exercise the SVOD Option within ten (10) business days following GTV’s receipt of the applicable New Production Notice from Gaiam Brand and (ii) paying the SVOD Contribution Amount to Gaiam Brand.

d.	As used herein, the “SVOD Contribution Amount” means the following amount:

i.	10% of the total production budget for the applicable New Owned AV Work, if the total production budget is $20,000 or more.

ii.	$2,000 if the total production budget for the applicable New Owned AV Work is less than $20,000 but greater than $4,000.

iii.	50% of the total production budget for the applicable New Owned AV Work, if the total production budget is $4,000 or less.

5.	GTV’s Obligations Relating to SVOD Rights. With respect to (i) all Existing Owned AV Works and (ii) any New Owned AV Works where GTV acquires the SVOD Rights, GTV agrees to assume all of the obligations of Gaiam Brand relating to the exercise of the SVOD Rights (including, without limitation, all obligations to render accountings and pay royalties directly to third parties); and GTV will indemnify and hold harmless Gaiam Brand in connection with any failure by GTV to perform any of those obligations. In furtherance of GTV’s assumption and performance of those obligations, Gaiam Brand will provide to GTV true and correct copies of the relevant provisions of all agreements relating to the exploitation of the SVOD Rights in the Existing Owned AV Works and applicable New Owned AV Works (including royalty and accounting provisions).

6.	Restrictions on GTV Relating to SVOD Rights. Notwithstanding anything to the contrary expressed or implied herein, the following restrictions shall apply to all Existing Owned AV Works and any New Owned AV Works where GTV acquires the SVOD Rights:

a.	6-Month Holdback: GTV will have no right to exploit any of the SVOD Rights in any Existing Owned AV Work or New Owned AV Work until the date which is six (6) months after the initial commercial release of that audiovisual work by Gaiam Brand (whether such initial commercial release occurs on Video Devices or by means of EST or ER).

b.	No Third Party SVOD during Transition Period: During the Transition Period, GTV will not distribute or exploit any Existing Owned AV Work or New Owned AV Work by means of SVOD other than as part of the GTV Service.

7.	Restrictions Relating to AVOD and FVOD.

a.	Gaiam Brand expressly agrees that, during the Transition Period, except for Permitted Segments, Gaiam Brand will not distribute or exploit any Existing Owned AV Works or New Owned AV Works by means of AVOD or FVOD without GTV’s prior written approval.

b.	Similarly, GRV expressly agrees that, during the Transition Period, except for Permitted Segments, GRV will not distribute or exploit any audiovisual content owned and/or controlled by GRV by means of AVOD or FVOD without Gaiam Brand’s prior written approval.

c.	“Permitted Segment” means an excerpt from an audiovisual work which comprises not more than one-third (1/3) of the complete program embodied in such work.

2

8.	Delivery Materials. For (i) each Existing Owned AV Work which has not been delivered to GTV prior to the date hereof and (ii) each New Owned AV Work where GTV acquires the SVOD Rights, Gaiam Brand will deliver the Delivery Materials (as defined and detailed on Schedule A annexed hereto) to GTV, at GTV’s expense, promptly following the date on which the SVOD Rights in such audiovisual work are first available for exploitation. Notwithstanding the foregoing or Schedule A annexed hereto, Gaiam Brand and GTV may, in the future, mutually agree to revise the Delivery Materials to be delivered by Gaiam Brand for New Owned AV Works, taking into account then-current industry standards.

9.	Miscellaneous.

a.	This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior correspondence, negotiations, understandings and agreements between the parties hereto with respect to the subject matter hereof, whether oral, written or otherwise, and may not be changed, modified or amended except by a written instrument signed by all of the parties hereto.

b.	This Agreement is entered into in the State of Colorado and shall be construed in accordance with the laws of the State of Colorado applicable to contracts entered into and to be wholly performed therein (without giving effect to any conflict of laws principles under Colorado law).

GAIAM BRAND:	GTV:

GAIAM, INC.	GAIA, INC. dba GaiamTV

By:	By:
An Authorized Signatory	An Authorized Signatory

GAIAM AMERICAS, INC.

By:
An Authorized Signatory

3

Exhibit 1

Certain Definitions

1.	“AVOD” means VOD pursuant to a business made based upon an advertising based business model.

2.	“Digital Distribution” means delivery of audiovisual works by means of transmission via the Internet or any other form of digital, wireless and/or electronic transmission now known or hereafter invented that utilizes the Internet or any successor network as its primary means of transmission (collectively, “Internet Technologies”), including via transferring, streaming, downloading and/or other non-tangible delivery to fixed and/or mobile platforms utilizing Internet Technologies, including, without limitation, to computers, mobile phones, other personal communication devices, personal and other music, video and/or other audiovisual recorders and/or players and/or other digital devices, platforms and services.

3.	“ER” (also known as “Electronic Rental”) means delivery of audiovisual works via Digital Distribution under a business model whereby a consumer makes a specific, one-time payment for the right to access and view a particular audiovisual work an unlimited number of times within a limited time period (subject to customary rules with respect to the number and type of devices from which such work may be accessed and viewed).

4.	“EST” (also known as “Electronic Sell-Through”) means delivery of audiovisual works via Digital Distribution under a business model whereby a consumer makes a specific, one-time payment for the right to access and view a particular audiovisual work an unlimited number of times and for an unlimited time period (subject to customary rules with respect to the number and type of devices from which such work may be accessed and viewed).

5.	“Existing Owned AV Work” means a long-form audiovisual work produced by Gaiam Brand prior to the Spin-Off Date which is owned by Gaiam Brand and whose subject matter relates to fitness, yoga, wellness and/or personal development.

6.	“FVOD” means VOD that is free to the viewer and not AVOD.

7.	“GTV Service” means the SVOD-based Subscription Service owned and controlled by GTV (and currently known as “GaiamTV”). Without limiting the foregoing, the GTV Service includes arrangements where a subscriber pays a recurring subscription fee to a third party (rather than directly to GTV) to access and use the GTV Service on authorized devices (e.g., via Comcast, Amazon Prime, Verizon FiOS, etc.).

8.	“New Owned AV Work” means a long-form audiovisual work produced by Gaiam Brand during the Transition Period which is owned by Gaiam Brand and whose subject matter relates to fitness, yoga, wellness or personal development.

9.	“Spin-Off Date” means the date on which a Spin-Off Event occurs.

Exhibit 1, Page 1

10.	“Spin-Off Event” means a reorganization of the assets and liabilities of Gaiam, Inc. by means of a “spin-off” of GTV, whereby GTV emerges as a separate public company.

11.	“Subscription Service” means a service that provides subscribers with on-demand access to audiovisual works for a periodic fee. A Subscription Service may include limited free trial subscriptions for promotional purposes.

12.	“SVOD” means VOD pursuant to a business model based upon a Subscription Service.

13.	“SVOD Rights” means the rights to distribute and exploit an audiovisual work by means of SVOD solely via the GTV Service. The SVOD Rights include the right to offer promotional “clips” of the applicable audiovisual works, but only on the GTV Service, provided that no such “clip” shall exceed two (2) minutes in duration.

14.	“Television” means any and all forms of electronic or electromagnetic or other non-tangible exhibition of audiovisual programming over distance (whether now existing or hereafter devised) for display on a television receiver or other form of display device (whether now existing or developed in the future), including, without limitation, mobile devices. Television shall include, without limitation, exhibition by means of VHF or UHF broadcast, cable, satellite, wire or fiber of any material, or “over-the-air pay TV” in any frequency band, any and all forms of electronic or electromagnetic or other non-tangible transmission (whether analog or digital, SD or HD, 3-D, via the Internet, mobile networks or any other electronic or non-tangible medium).

15.	“Transition Period” means the period commencing on the Spin-Off Date and ending twenty-four (24) months after the last day of the month in which a Spin-Off Event occurs.

16.	“Video Devices” means physical devices embodying one or more audiovisual recordings, in any and all formats and/or configurations now known or hereafter invented, including, without limitation, videocassettes, videodiscs, DVD, Blu-Ray, UMD and CD-ROM, designed to be used with a playback device which causes a visual image (whether or not synchronized with sound) to be seen on the screen of a television receiver, personal computer, portable video player, hand-held device or other comparable video playback device now known or hereafter invented.

17.	“VOD” (also known as “Video On Demand”) means delivery of audiovisual works selected by the viewer where the commencement time for the exhibition of the audiovisual works is not predetermined or scheduled by the program provider but rather is entirely at the viewer’s discretion. Without limiting the foregoing, VOD may occur by means of Digital Distribution and/or Television.

Exhibit 1, Page 2

SCHEDULE A

Delivery Materials

Delivery with respect to each Sub-Licensed AV Work shall consist of delivery of all of the items listed in this Schedule (collectively, the “Delivery Materials”). All Delivery Materials shall be subject to Licensee’s approval as technically satisfactory for exploitation in the manner provided in the Agreement.

A.	REQUIRED MATERIALS

1.	Audiovisual Materials:

•	Featured Program (whether full-length feature, episodic series or short-subject)

•	Trailer

•	Closed Captioning

•	Subtitled and Dubbed Versions (if available)

•	Bonus footage (e.g., promos, “behind the scenes” or “making of” footage, cast & crew interviews, filmmaker bios, etc.) (if available)

2.	Metadata

3.	Art

4.	Restrictions/Requirements/Copyright Info

ALL REQUIRED MATERIALS TO BE DELIVERED TO:

Emmy Smith

Gaia, Inc. dba GaiamTV

833 W. South Boulder Road

Louisville, CO 80027-2452

Tel: 303-222-3886

Email: emmy.smith@gaiam.com

General Specs for Audiovisual Materials

•	Audiovisual materials should be delivered as digital files on hard drive(s). (The hard drive(s) will be provided on loan to Licensee for a period of 90 days, and then returned at Licensee’s expense.)

•	If audiovisual materials cannot be delivered as digital files on hard drive(s), then Licensor may deliver physical tape elements.

•	IMPORTANT NOTE: DVDs are NOT ACCEPTABLE as delivery materials.

Specs for File-Based Delivery on Hard Drive(s):

•	HD Files:

•	If originally shot in HD, then HD must be delivered

•	Must be source HD, do not up res from SD

•	Apple Pro Res HQ 422 or PAL (must provide PAL if PAL is native source)

•	H264 not acceptable

•	Aspect Ratio: 1920 x 1080p

•	Native Frame Rate: 23.98 or 29.97

•	Audio

•	5.1 with LTRT Stereo/Full Stereo Mix -or-

•	Ch.’s 1 & 2 full stereo mix -or-

•	Split audio or mono tracks with proper ID are acceptable if all that is available

•	16 bit, 48khz, -12db

•	Timecode: Start at 1:00:00:00

•	If Non-English speaking, master must contain burned in subtitles (see details under section Subtitle File Specs)

•	SD Files:

•	SD is acceptable only if originally shot in SD

•	Apple Pro Res HQ 422 or PAL (must provide PAL if PAL is native source)

•	H264 not acceptable

•	Aspect Ratio: 720 x 480, 720 x 486, 853 x 480 (16x9)

•	Native Frame Rate: 23.98 or 29.97 (16x9) or 29.97 (4x3)

•	Audio

•	5.1 with LTRT Stereo/Full Stereo Mix -or-

•	Ch.’s 1 & 2 full stereo mix -or-

•	Split audio or mono tracks with proper ID are acceptable if all that is available

•	16 bit, 48khz, -12db

•	Timecode: Start at 1:00:00:00

•	If Non-English speaking, master must contain burned in subtitles (see details under section Subtitle File Specs)

Specs for Physical Tape Delivery:

•	Physical tapes are acceptable if this is all that is available and adhere to the same specs for file based delivery

•	Tapes must be clearly labeled on the outside with:

•	Licensor Name

•	Address

•	Feature Title

•	If trailer and/or bonus footage is on separate tape please also label as such.

•	If feature is episodic, tape must be labeled with series title and episode title

•	If audio is Mono, please label as such

Specs for Trailers:

•	Please deliver an official trailer. If an official trailer does not exist, then a 1-2 minute “preview” clip is acceptable.

•	For episodic content, delivery of one (1) trailer for the entire series is acceptable (although delivery of separate trailers for each episode is also acceptable).

•	IMPORTANT NOTE ON TRAILERS: Trailers shall not include any “R-rated” language (profanity, language which is explicitly sexual, vulgar, or could be considered blasphemous or sacrilegious) or “R-rated” imagery (sexual acts, graphic nudity, verbal or physical abuse, graphic violence, depictions of the use of weapons, drugs or illegal conduct involving minors).

Specs for Closed Captioning (CC)

•	Feature only (trailer and bonus footage exempt)

•	.scc file

•	Pop-On, Centered

•	No more than 3 lines per caption

•	Must line up properly with content

•	If CC not currently available, then Licensor must arrange for CC to be created for delivery to Licensee. Recommended Vendor: Vitac (Tel: 1-800-278-4822; Website: www.vitac.com).

•	Note: If Licensor fails to deliver CC, then Licensee reserves the right to create CC on Licensor’s behalf and all associated costs will be charged back to Licensor.

Specs for Subtitles and Dubbed Versions

•	Subtitles and Dubbed Versions are relevant for non-English speaking content only

•	If content features one or more languages excluding English:, then English-language subtitles must be burned into the Featured Program, Trailer and Bonus Footage for all languages spoken

•	If content features one or more languages including English:

•	English speaking parts must be provided as a CC file

•	Non-English speaking parts must have burned-in subtitles (this will serve as CC for the Non-English speaking parts)

Technical QC Rules:

•	No commercial breaks or bumpers

•	Must confirm to SMPTE specifications regarding all levels and blanking measurements

•	Audio tracks complete and in sync

•	No URLs, air dates or call outs

•	No Digital Hits

•	No Interlacing

•	No Artifacting

•	No Ghosting

•	No Blanking

•	No Aliasing

•	No Duplicate Frames

•	No Tearing

•	No pixilation or blurry images

•	Audio must be in sync with no drop-outs, hits or channel issues

•	Clear Cadence

•	No up res from SD to HD

•	All copy (including credits) must be title safe

Note: If further explanation is needed, please contact Emmy Smith via email at emmy.smith@gaiam.com

Specs for Metadata

Please use the metadata form provided by Licensee, or provide an Excel doc with the following information:

•	Title

•	Series Title (if episodic)

•	Season Number

•	Number of Episodes

•	Episode Title(s) & Number

•	DVD Street Date (if any) or Initial Release Date

•	Theatrical Release Date

•	Theatrical Markets

•	Feature Run Time

•	Trailer Run Time

•	Synopsis Short (under 240 characters including spaces)

•	Synopsis Long (4000 character max including spaces)

•	Cast (in order of top billing)

•	Director

•	Producer

•	Writer & Creator

•	Network/Studio

•	Copyright Date & Owner

•	Rating

•	Genre/Categories

•	Keywords

•	Language (if multiple list all)

•	Country of Origin

Specs for Artwork

Cover Art

•	1600w x 2400h px (or larger)

•	300 dpi, RGB, PSD

•	Must be labeled as: FullTitle_KeyArt1, FullTitle_KeyArt2 etc (if more than one option)

•	Must be a layered PSD with the title and any other copy on separate layers

•	Fonts must be MAC based: Post Script 1, True Type or Opentype fonts

Stills/Promotional Art

•	1400w x 2100h px (or larger)

•	300 dpi, RGB

•	PSD or JPG

•	Must be labeled as: FullTitle_Still1, FullTitle_Still2 etc (if more than one option) or FullTitle_PromoArt1, FullTitle_PromoArt2 etc (if more than one option)

Additional Required Materials

All records and documentation listed below should be delivered in a digital format (CD, DVD, via email, etc.)

•	3 DVD viewing copies

•	Documentation (MS Word) of any credit restrictions and/or requirements, including any dubbing restrictions

•	Documentation (MS Word) of any copyright or trademark information and/or notices to be used in connection with the Sub-Licensed AV Works and/or promotional materials

•	If any Sub-Licensed AV Work contains any third party source materials that are subject to any restrictions on use (e.g. out of context uses), one complete and accurate visual cue sheet of third party source material, together with a description of any restrictions on uses of that material

•	If any Sub-Licensed AV Work contains any third party music that is subject to any restrictions on use, one complete and accurate music cue sheet, setting forth with respect to each sound recording and musical composition, its title, running time, performer, master owner, composer, publisher and performing rights society, if applicable.